UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 6, 2025

BEYOND MEAT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38879	26-4087597
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
888 N. Douglas Street, Suite 100
El Segundo, California 90245
(Address of principal executive offices, including zip code)

(866) 756-4112
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BYND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Supplementary Risk Factors

Beyond Meat, Inc. (the “Company”) is supplementing the risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, under the section titled “Risk Factors” in Part I, Item 1A, filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2025 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025, under the section titled “Risk Factors” in Part II, Item 1A, filed with the SEC on August 8, 2025 as follows:

Future sales or issuances of the Company’s common stock in the public market could cause its share price to fall.

Sales of a substantial number of shares of the Company’s common stock in the public market could occur at any time. For example, the Company may sell additional shares of common stock in public or private offerings, or pursuant to the Company’s “at the market” (ATM) offering program, and may also sell securities convertible into the Company’s common stock. In addition, as of September 25, 2025, 8,234,230 shares of the Company’s common stock were reserved for potential issuance upon the conversion of the Company’s 0% Convertible Senior Notes due 2027 (the “Existing Convertible Notes”), and 9,558,635 shares of the Company’s common stock were reserved for potential issuance upon the exercise of outstanding warrants.

On September 29, 2025, the Company commenced an exchange offer (the “Exchange Offer”) to exchange any and all of the Existing Convertible Notes issued pursuant to the indenture governing the Existing Convertible Notes for a pro rata portion of (i) up to $202.5 million in aggregate principal amount of the Company’s new 7.00% Convertible Senior Secured Second Lien PIK Toggle Notes due 2030 (the "New Convertible Notes") and (ii) up to 326,190,370 shares of its common stock. Any issuance of shares and/or other securities in exchange for the Company’s outstanding debt securities, including in connection with the Exchange Offer, may result in a utilization of a significant amount of the Company’s operating loss and tax credit carryforwards. Additionally, as a result of any sales or issuances of a substantial number of shares of the Company’s common stock, whether via an exchange transaction or otherwise, the Company could become subject to a significant annual limitation on utilization of any remaining operating loss and tax credit carryforwards due to ownership change limitations provided by the Internal Revenue Code and similar state tax provisions. As a result of any such ownership change, the Company’s ability to use its pre-change net operating loss carryforwards and other tax attributes to offset the Company’s future net taxable income may be subject to limitations, which could potentially result in increased future income tax liability to the Company.

Sales or issuances of the Company’s common stock, by the Company or otherwise, or the perception in the market that the holders of a large number of shares of the Company’s common stock intend to sell shares, could reduce the market price of the common stock. The Company cannot predict the size of future sales or issuances of its common stock or securities convertible into its common stock or the effect, if any, that any such future sales or issuances will have on the market price of the common stock.

The value of the shares of the Company’s common stock may decrease as a result of dilution in connection with the Exchange Offer.

Because the number of shares of common stock and shares underlying the New Convertible Notes to be issued in the Exchange Offer will substantially exceed the number of shares of common stock outstanding prior to the Exchange Offer, the consummation of the Exchange Offer would result in substantial dilution to shareholders of the Company’s common stock.

The market price of the Company’s common stock has experienced, and may continue to experience, volatility and inflation, either of which could cause purchasers of the Company’s common stock to incur substantial losses.

The Company believes that the market price of its common stock may reflect market and trading dynamics unrelated to the Company’s underlying business, operating and financial performance or prospects or macro or industry fundamentals, and the Company does not know how long these dynamics will last. Under the circumstances, investors are cautioned against investing in the Company’s common stock unless they are prepared to incur the risk of losing all or a substantial portion of their investment. Future increases or decreases in the market price of the Company’s common stock may not coincide in timing with the disclosure of news or developments by or affecting the Company. Accordingly, the market price of the common stock may fluctuate dramatically or decline rapidly, regardless of any developments in the Company’s business or its financial results.

Arbitration with Former Co-Manufacturer

In March 2024, a former co-manufacturer (the “Manufacturer”) brought an action against the Company in a confidential arbitration proceeding. The Company had entered into an agreement with the Manufacturer, under which the Manufacturer was responsible for producing products on behalf of the Company. The Company terminated the agreement in November 2023 due to the Manufacturer’s failure to produce food in compliance with applicable laws, as required by the agreement. The Manufacturer alleges that the Company terminated the agreement without a contractual basis to do so and that it is owed past and future payments under the agreement. The Manufacturer claims total damages of at least $73.0 million. The Company intends to vigorously defend against these claims. In October 2024, the Company filed amended counterclaims against the Manufacturer for breach of contract, breach of the duty of good faith and fair dealing, fraudulent inducement, false promise, concealment, intentional misrepresentation, and negligent misrepresentation. The Company intends to vigorously prosecute the claims asserted against the Manufacturer.

On September 15, 2025, the arbitrator issued an interim award (the “Interim Award”) and found that the Company had a valid basis to terminate the agreement with the Manufacturer. The details of the Interim Award are confidential, and a final arbitration award has not been issued. Additional proceedings will be held to determine the award of attorneys’ fees, prejudgment interest and costs, if any, before a final arbitration award will be issued. On September 25, 2025, the Manufacturer filed a request with the arbitrator to re-open the arbitration hearing. On September 29, 2025, the Company opposed this request. The arbitrator has not yet ruled on the Manufacturer’s request.

* * *

The New Convertible Notes and shares of common stock offered in the Exchange Offer have not been, and will not be, registered under the Securities Act of 1933, as amended, or any other securities laws. This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, the New Convertible Notes and shares of common stock offered in the Exchange Offer, the Existing Convertible Notes or any other securities, nor will there be any sale of such securities or any other securities, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

Note Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the federal securities laws. These statements are based on management’s current opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results. Forward-looking statements include statements regarding the Interim Award. These forward-looking statements are only predictions, not historical fact, and involve certain risks and uncertainties, as well as assumptions. Actual results, levels of activity, performance, achievements and events could differ materially from those stated, anticipated or implied by such forward-looking statements. While the Company believes that its assumptions are reasonable, it is very difficult to predict the impact of known factors, and, of course, it is impossible to anticipate all factors that could affect actual results. There are many risks and uncertainties that could cause actual results to differ materially from forward-looking statements made or implied herein including the possibility that the terms of the final award to be issued by the arbitrator in the dispute with the Company’s former Manufacturer may differ from the terms of the Interim Award issued by the arbitrator and may be challenged, and the risks discussed under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 5, 2025 and the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 28, 2025 filed with the SEC on August 8, 2025, as well as other factors described from time to time in the Company's filings with the SEC. Such forward-looking statements are made only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly update or revise any forward-looking statement because of new information, future events or otherwise, except as otherwise required by law. If it does update one or more forward-looking statements, no inference should be made that the Company will make additional updates with respect to those or other forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND MEAT, INC.

By:	/s/ Lubi Kutua
Lubi Kutua
Chief Financial Officer and Treasurer

Date: October 6, 2025